Financial Overview
Steve Hare
Chief Financial Officer

Quarterly Revenues 2010 vs. 2009

In Millions
Full-Year 2010 Revenues = $3.4 billion
(1)
(1) Q4 2009 includes an extra fiscal week

Quarterly Adjusted EBITDA(1) 2010 vs. 2009

Full-Year 2010 Adjusted EBITDA = $396.9 million, -3.6% vs. 2009
+14.7%
+3.2%
-19.6%
-6.4%
(2)
(1) See Appendix
(2) Normalized for 53rd week ($13.6 million)
In Millions

Wendy’s Systemwide Same-Store Sales
Company-owned 0.2% -2.9% -3.1%  -0.9%  -1.7%
Franchised  1.0%   -1.4% -1.3%   0.6%  -0.3%

2010

Wendy’s Company-Owned Restaurant Margin
(1)Excludes incremental advertising for Wendy’s new breakfast in 2010.
(2)Excludes impact of 53rd week in 2009
Q4 -120 bps
-120 bps due to
Commodities
2010 +40 bps
-60 bps
Commodities

Arby’s Systemwide Same-Store Sales
Company-owned  -11.6% -8.8% -9.5% 2.9% -7.1%
Franchised -11.4% -6.7% -4.1% 1.6% -5.2%

2010

Arby’s Company-Owned Restaurant Margin
(1)Excludes non-recurring items and the impact of the extra week in 2009.
Q4 -10 bps
-160 bps due to
Commodities
2010 -180 bps
-75 bps due to
Commodities

Returning Value to Shareholders
• Regular quarterly dividend increased 33%
• Paid $27.6MM in dividends during 2010
Dividend Increase
• Purchased 52MM shares, or 11% of shares
 outstanding, for $245MM since 2009
• $250MM authorized for future purchases
Share Repurchase
Program

Returned $195 million in 2010

Capital Structure

*See Appendix.

— Pro forma Company EBITDA of $345-$355 million
 (Assumes sale of Arby’s and G&A reductions at beginning of fiscal 2011)
— Wendy’s same-store sales growth +1% to +3%
— Wendy’s company-operated restaurant margin*
 improvement of 30 to 60 basis points

2011 Outlook Assumptions
*Includes breakfast expense in 2010 and 2011.

2011 Commodities Increasing Approximately 2-3%

2011 Development and
Capital Expenditure Plan

— Reduce corporate G&A to support a single brand
— Eliminate approximately $200 million of capital lease obligations related to Arby’s
— Reduce future capital expenditures for Arby’s
— Proceeds from sale of Arby’s would be available for re-investment
13
Benefits of Potential Sale of Arby’s
Sale would be accretive to
earnings and free cash flow

— Consistent same-store sales growth
— Company-operated restaurant margin improvement
— Daypart expansion
— New units - North America and International
— Franchisee royalty growth

Long-Term EBITDA Growth Target of 10-15%
Beginning in 2012

Appendix - EBITDA and Adjusted EBITDA Reconciliations
(In Millions)	Fourth Quarter		Twelve Months
(Unaudited)	Preliminary 2010	Actual 2009	Preliminary 2010	Actual 2009
EBITDA	$ 85.8	$ 82.6	$ 384.0	$ 384.4
Depreciation and amortization	(44.7)	(46.9)	(182.2)	(190.3)
Impairment of long-lived assets	(28.1)	(51.0)	(69.4)	(82.1)
Operating profit (loss)	13.0	(15.3)	132.4	112.0
Interest expense	(32.7)	(37.0)	(137.2)	(126.7)
Loss on early extinguishment of debt	-	-	(26.2)	-
Investment income (expense), net	-	0.8	5.2	(3.0)
Other than temporary losses on investments	-	-	-	(3.9)
Other income, net	0.9	1.3	3.8	1.5
Loss before income taxes	(18.8)	(50.2)	(22.0)	(20.1)
Benefit from income taxes	8.0	35.5	17.7	23.6
Net (loss) income from continuing operations	$ (10.8)	$ (14.7)	$ (4.3)	$ 3.5
(In Millions)	Fourth Quarter		Twelve Months
(Unaudited)	Preliminary 2010	Actual 2009	Preliminary 2010	Actual 2009
EBITDA	$ 85.8	$ 82.6	$ 384.0	$ 384.4
Plus: Integration costs in general and administrative (G&A)	1.2	5.4	5.5	16.6
SSG purchasing co-op expenses in G&A	0.3	-	5.2	-
Incremental advertising for Wendy’s new breakfast	1.7	-	7.2	-
Reversal of pension withdrawal expense in cost of sales	(5.0)	-	(5.0)	-
Wendy’s purchasing co-op start-up costs in G&A	-	15.5	-	15.5
Facilities relocation and corporate restructuring	-	2.1	-	11.0
Pension withdrawal expense in cost of sales	-	5.0	-	5.0
Benefit from vacation policy standardization in G&A	-	(3.4)	-	(3.4)
Benefit from vacation policy standardization in cost of sales	-	(3.9)	-	(3.9)
Adjusted EBITDA	84.0	103.3	396.9	425.2
Less:
EBITDA effect of additional week in 2009	N.A.	(13.6)	N.A.	(13.6)
Normalized 52 weeks adjusted EBITDA	$ 84.0	$ 89.7	$ 396.9	$ 411.6

Appendix -Adjusted Restaurant Margin